SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 April 20, 2001
              -----------------------------------------------------
                Date of Report (Date of earliest event reported)



            Common Goal Health Care Pension and Income Fund, L.P. II
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




           Delaware                       0-21604                 36-3644837
-----------------------------             -------               --------------
(State or other jurisdiction      (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)



          1100 Ocean Shore Blvd., Suite 10, Ormond Beach, Florida 32176
    ------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (904) 441-6633
                         (Registrant's telephone number)

Item 5.  Other Events.

Common Goal Health Care Pension and Income Fund, L.P. II (the "Partnership") holds ten mortgage loans, consisting of second and third positions, secured by properties owned by affiliated entities (the "St. Catherine's Care Centers"). The maturity date of the senior debt secured by the St. Catherine's Care Centers' properties, as well as the Partnership's mortgage loans, was April 20, 2001. The facilities underlying the Partnership's loans were leased to an unaffiliated third party in November 1998 (the "Lessee"). The Lessee continues to lease the facilities. The Lessee did not assume the St. Catherine's Loans.

The St. Catherine's Care Centers are continuing discussions with the senior lender regarding the refinancing of the senior debt secured by their properties. If the St. Catherine's Care Centers refinance such senior debt, the Partnership expects to enter into an agreement with the St. Catherine's Care Centers providing for the extension of the maturity date of all the Partnership's outstanding loans to the St. Catherine's Care Centers. The aggregate outstanding principal amount of the Partnership's loans at April 20, 2001 was $1,250,000. The extended maturity date would be concurrent with the maturity date of refinanced senior debt (which is expected to be on or about April 20, 2006). Under the terms of the Partnership's extension, the interest rate on its loans would be equal to the interest rate on the senior debt plus, in the case of the second mortgage loans, 1.5% and, in the case of the third mortgage loans, 2.5%. The Partnership intends to require the St. Catherine's borrowers to pay extension fees totaling approximately $10,500. The Partnership anticipates that such extension fees, as well as accrued late interest, will be paid with a promissory note that will be payable over the next twelve months.

Although the Managing General Partner expects that the St. Catherine's Care Centers will be able to refinance the senior debt secured by their properties, there can be no assurance that such refinancing will occur as anticipated. Furthermore, in the event that the refinancing of the senior debt is not completed as anticipated, the holder of the first mortgage could force a sale of the St. Catherine's Care Centers' properties. Although the Managing General Partner believes that such properties provide sufficient collateral to support the Partnership's Mortgage Loans as well as the senior debt and thus expects the Partnership to collect all principal and accrued interest on such loans, there can be no assurance that, in the event of a forced sale of the properties, the Partnership would receive payment of all principal and interest due.

                                    SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                COMMON GOAL HEALTH CARE PENSION AND INCOME FUND, L.P. II

                By:  Common Goal Capital Group, Inc., II
                     Managing General Partner


                By:  /s/  ALBERT E. JENKINS, III
                   -------------------------------------------------------------
                     Albert E. Jenkins, III, President (Chief Executive Officer)



Dated: May 3, 2001